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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549
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                                       FORM 8-K

                                    CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   AUGUST 15, 1997
                          (Date of Earliest Event Reported)


                           LEXINGTON HEALTHCARE GROUP, INC.
                           --------------------------------
                (Exact name of registrant as specified in its charter)

                            Commission File Number  0-22261


DELAWARE                                                06-1468252
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(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       identification No.)


35 PARK PLACE, NEW BRITAIN, CT                             06052
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:        860-223-6902
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                     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
                                       (ITEM 4)


On August 15, 1997, the Board of Directors of Lexington Healthcare Group, Inc. appointed the firm of DiSanto Bertoline and Company, P.C. as the Company's auditors replacing the firm of Richard A. Eisner and Company, LLP, which was dismissed by the Board of Directors effective the same date.

The report of Richard A Eisner and Company, LLP on the Company's June 30, 1996 financial statements contained a qualification with respect to an uncertainty, namely the company's ability to continue as a going concern prior to its initial public stock offering.

In the fiscal year ended June 30, 1996, the Company had expended a substantial amount of current resources for fixed assets and a security deposit. During fiscal 1997, management has continued to implement plans including the following:

    i)   Materially reducing outlays for noncurrent assets.

    ii) Vigorously promoting the Company's business by increasing patient occupancy levels, as well as the businesses of it subsidiaries, to enhance profitability and cash flows.

    iii) Completing a public offering of 1,125,000 shares of common stock and warrants as discussed above which generated proceeds of approximately $5.8 million.

There were no disagreements as to accounting policies or other financial issues with the former accounting firm.

The change was made to obtain the services of a firm whom the registrant had utilized previously on specific tax and reimbursement matters and whose offices were geographically closer to the registrant's offices. The Company believes that DiSanto Bertoline & Conpany, P.C. is significantly experienced and knowledgable with respect to Medicare and Medicaid reimbursement.

A copy of this Form 8-K filing has been provided to the firm of Richard A. Eisner & Company, LLP with a request to provide a letter to the registrant stating whether it agrees with the statements made in response to Item 304(a) as discussed above. That response will be filed as an amendment to this Form 8-K.


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                                      SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly





Date  August 18, 1997                       /s/ Harry Dermer
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                                            (Harry Dermer, President)
                                            (Duly Authorized Officer)